                                                                 RULE 424(b)(3)
                                                             FILE NO. 333-20667
                                                      REPUBLIC INDUSTRIES, INC.


   SUPPLEMENT NO. 4 DATED APRIL 25, 1997 TO PROSPECTUS DATED FEBRUARY 4, 1997

        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders section of the Prospectus is hereby supplemented as follows:


                                                         Shares Beneficially                 Shares to be Offered
                                                           Owned Prior to                      for The Selling
Selling Stockholder                                        The Offering                     Stockholder's Account
--------------------                                     -------------------                 ---------------------
World Omni Financial Corp. ..........................         3,053,500                             3,053,500

JM Family Enterprises, Inc. (29) ....................         3,441,176                             3,441,176



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(29)  Consists of (a) 387,676 shares owned by JM Family Enterprises, Inc.
      ("JMFE") and (b) 3,053,500 shares owned by World Omni Financial Corp., a subsidiary of JMFE for which JMFE disclaims beneficial ownership. Certain affiliates of JMFE (including World Omni Financial Corp.) provide finance, warranty and insurance products to AutoNation. Certain benefit plans for the benefit of associates of JMFE own approximately 1,800 shares of Common Stock for which JMFE disclaims beneficial ownership.